Exhibit 4.39

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

STOCK PURCHASE WARRANT

Date of Issuance: May 12, 2011	Certificate No. 118

To Purchase 962,500 Shares of

Common Stock of

DAIS ANALYTIC CORPORATION

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged:

Subject to the conditions set forth herein, RBC Capital Markets- Custodian for Leonard Samuels IRA (“Holder”), or its permitted assigns, is entitled to subscribe for and purchase from Dais Analytic Corporation, a New York corporation (the “Company”), at any time or from time to time after the date hereof (the “Issuance Date”) and continuing during the period of exercise set forth in and subject to the limitations on exercise of paragraph 3 hereof, a total of Nine Hundred Sixty Two Thousand Five Hundred (962,500) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at an exercise price of forty-five (US $0.45) per share (the “Exercise Price”), subject to adjustment from time to time pursuant to the provisions of paragraph 5 hereof. The term “Warrant(s),” as used herein, shall mean this Warrant of even date herewith, including all amendments to any such Warrants and all warrants issued in exchange, transfer or replacement therefore. The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchased or purchasable upon the exercise of this Warrant.

This Warrant is subject to the following provisions, terms and conditions:

1. Definitions. For the purpose of the Warrants, the following terms, whether or not capitalized or underlined in the text of this Warrant, shall have the following meanings:

“Commission” shall mean the U.S. Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning specified in the introduction to this Warrant.

“Exercise Agreement” shall have the meaning specified in paragraph 2 hereof.

“Exercise Price” shall have the meaning specified in the introduction to this Warrant.

“Securities Act” shall mean the Securities Act of 1933, as amended, as any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

“Warrant Shares” shall have the meaning specified in the introduction to this Warrant.

“Warrant(s)” shall have the meaning specified in the introduction to this Warrant.

2. Manner of Exercise; Issuance of Certificates; Payment for Shares; No Fractional Shares.

(a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, subject to the limitations on exercise contained in paragraph 3 herein, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto (“Exercise Agreement”), during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company) at any time during the period set forth in paragraph 3 hereof and, upon payment to the Company by certified check or wire transfer in an amount equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares to be purchased in connection with such exercise. The Company agrees that the shares so purchased shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the day upon which all of the foregoing requirements have been met.

(b) Cashless Exercise. Notwithstanding any provisions herein to the contrary if (i) the Per Share Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and (ii) a registration statement under the Securities Act providing for the resale of the Warrant Shares is not then in effect, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Agreement in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

	[		]
X = Y -		(A) (Y)
B

Where X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Exercise Price.

B =	the Per Share Market Value of one share of Common Stock.

For purposes hereof, “Per Share Market Value” means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the “Pink Sheet” quotes for the applicable trading days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(c) Certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof within a reasonable time after the rights represented by this Warrant shall have been so exercised. The stock certificate or certificates so delivered shall be registered in the name of said Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates(s), deliver to said Holder a new Warrant representing the right to purchase the remaining number of shares of Common Stock with respect to which this Warrant shall not then have been exercised.

(d) This Warrant shall be exercisable only for a whole number of Warrant Shares. No fractions of shares of Common Stock, or scrip for any such fractions of shares, shall be issued upon the exercise of this Warrant.

3. Period of Exercise. This Warrant is exercisable, subject to the following limitations, at any time or from time to time during the period beginning on the Issuance Date and ending five years thereafter (“Term”).

4. Shares to be Fully Paid; Reservations of Shares. The Company covenants and agrees that all Warrant Shares will be duly authorized and validly issued and upon issuance in accordance with the terms and conditions hereof, will be fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Stock Dividends, Splits, Reclassifications, etc. If prior to the expiration date, the Company shall pay a stock dividend upon, or subdivide, split-up, reverse split, reclassify or combine its shares of Common Stock or if such stock shall be made exchangeable for other stock of the Company or if the Company shall effect a capital reorganization or reclassification of the capital stock or consolidate or merge the Company with another entity or sell substantially all of its assets to another entity in such a way that the holders of the Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock then the Company shall appropriately adjust the number, class and/or exercise price of the Stock subject to the outstanding Warrant to reflect the change in Common Stock. All affected terms and conditions of the Warrant shall also be appropriately adjusted. If, as a result of any adjustment under this section the Warrant Holder shall become entitled to a fractional share of Stock, the Holder shall have the right to purchase only the adjusted full number of shares of Stock and no payment or other adjustment will be made in respect to the fractional shares of Stock so disregarded. The determination of the Company’s Board of Directors regarding any adjustment will be final and conclusive. The Holder of the Warrant shall be given prompt notice of any adjustment of the number of shares issuable on exercise of the Warrant or any adjustment of the exercise price of the Warrant as well as the taking of any of the foregoing corporate actions.

6. Representation of holder. By acceptance of this Warrant, the Holder hereby represents, warrants and covenant that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain the merits and risks of its investment in the Company; that holder is an “accredited investor” as that term is defined in Regulation D under the United States Securities Act of 1933; that Holder is able to bear the economic risk of holding such shares as may be required pursuant to the exercise of this Warrant for an indefinite period; the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered by the Company under the Securities Exchange Act and will be “ restricted securities” within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least six months from the date of exercise of this Warrant and even then will not be available unless adequate information concerning the Company then made available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue this Warrant or certificates representing any of the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Company describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within three (3) business days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Shares is required to be issued to a the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Shares, the Company shall cause its transfer agent to electronically transmit the Warrant Shares to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its DWAC system so long as the Company’s transfer agent is participating in the DWAC system.

7. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holders hereof to any voting rights or any other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8. No Net Cash Settlement Value. In no event will the Company be required to net cash settle an exercise of a Warrant.

9. Reserved.

10. Transfer and Exchange.

(a) Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and the terms and conditions of this Agreement, Holder shall have the right from time to time to transfer or sell all or a portion of this Warrant to one or more third parties (a “Third Party Transferee”); provided, however, (i) no Third Party Transferee shall be a Competitor (as determined in the discretion of the Board of Directors of Company) of the Company and (ii) any Third Party Transferee shall agree in writing to be bound as a holder to the terms and conditions of this Warrant.

(b) Replacement of Warrant. Upon receipt of written notice from the holder hereof or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon deliver of an indemnity agreement, or other indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer or replacement as provided in this paragraph 9, this Warrant shall be promptly canceled by the Company.

11. Notices. All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand, telegram, facsimile or by similar means, on the first (1st) day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the fifth (5th) day following the day when deposited in the mail, registered or certified (postage prepaid), addressed: (i) if to the Holder hereof or any other holder of any Warrants, at the registered address of the Holder hereof or such other holder as set forth in the register kept by the Company at its principal office with respect to the Warrants, or to such other address as the Holder hereof or such other holder may have designated to the Company in writing, and (ii) if to the Company, at 11552 Prosperous Drive, Odessa, Florida 33556, Attention: Timothy Tangredi or addresses as the Company may designated in writing to the Holder hereof or any other holder of any of the Warrants at the time outstanding.

12. Governing Law; Jurisdiction. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to principles of conflicts of laws. Any legal action or proceeding with respect to this Warrant shall be brought in the courts of the State of New York or of the United States of America sitting in Manhattan, New York, and, by execution, delivery and acceptance of this Warrant, both the Company and Holder hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and Holder hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

13. Miscellaneous.

(a) Amendments. This Warrant and any provision hereof may be changed, waived, discharged or terminated, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against whom enforcement of the same is sought.

(b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c) Severability. It is expressly agreed that if any provision of this Warrant shall be determined by a court of competent jurisdiction to be void and of no effect, the provision of this Warrant shall be deemed amended to modify or delete, as necessary, the offending provision, and this Warrant as so amended or modified shall not be rendered unenforceable or impaired but shall remain in force to the fullest extent possible in keeping with the intentions of the parties.

(d) Waiver. The waiver of the Company of any provision of this Warrant shall not operate as or be construed to be a subsequent waiver of the same provision or waiver of any other provision of this Warrant.

(e) Interpretation. All decisions or interpretations of the Board of Directors of the Company with respect to any question arising under this option shall be binding, conclusive and final.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 12th day of May, 2011.

DAIS ANALYTIC CORPORATION

By:	/s/ Timothy N. Tangredi

Name:	Timothy N. Tangredi

Title:	President & CEO